Exhibit 5.1

33 South 6th Street, Suite 3600

Minneapolis, MN 55402

Tel (612) 607-7000, Fax (612) 607-7100

www.foxrothschild.com

August 9, 2023

PetVivo Holdings, Inc.

5251 Edina Industrial Blvd.

Edina, MN 55439

Re:	Prospectus Supplement to Registration Statement on Form S-3 (Registration No. 333-264700)

Ladies and Gentlemen:

We have acted as counsel to PetVivo Holdings, Inc., a Nevada corporation (the “Company”), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-264700) which was declared effective by the Commission on May 13, 2022 (the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of securities of the Company with an aggregate offering price of up to $100,000,000; and (ii) the Prospectus Supplement of the Company, dated August 3, 2023 (the “Prospectus Supplement”), relating to the issuance and sale by the Company of 1,200,002 shares of common stock (the “Shares”), pursuant to those securities purchase agreements dated August 4, 2023 between the Company and the investors named therein (individually, a “Purchase Agreement” and collectively, the “Purchase Agreements”).

In connection with this opinion, we have examined instruments, documents, certificates, and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto and the Prospectus Supplement, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Bylaws, as amended to date, (4) certain resolutions of the Board of Directors of the Company, and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In rendering these opinions, we have assumed: the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature.

As to certain factual matters, we have relied upon the certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; and (d) the Shares will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued, delivered, and paid for in accordance with the terms of each Purchase Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction, other than Chapter 78 of the Nevada Revised Statutes and the Federal laws of the United States.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report Form 8-K filed on August 9, 2023, and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP

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